Exhibit 23.2

                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated Express Scripts, Inc. 1994 Stock Option Plan, As Amended of our report dated June 4, 1998, with respect to the combined financial statements of Value Health Pharmacy Benefit Management included in Express Scripts, Inc.'s Current Report on Form 8-K/A dated June 12, 1998, filed with the Securities & Exchange Commission.


                                                 /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 7, 1999